As filed with the Securities and Exchange Commission November 8, 2000

                                                     Registration No. 333-46214

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  AMENDMENT TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       NASTECH PHARMACEUTICAL COMPANY INC.
               (Exact Name of Registrant as Specified in Charter)

             DELAWARE                                     11-2658569
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                                 45 Davids Drive
                               Hauppauge, NY 11788
               (Address of Principal Executive Offices)(Zip Code)

                       NASTECH PHARMACEUTICAL COMPANY INC.
                       2000 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                               Dr. Steven C. Quay
                 Chairman, Chief Executive Officer and President
                       NASTECH PHARMACEUTICAL COMPANY INC.
                                 45 Davids Drive
                               Hauppauge, NY 11788
                                 (631) 273-0101
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Bruce R. Thaw, Esq.
                                 45 Banfi Plaza
                              Farmingdale, NY 11735
                                 (631) 752-1760

                         CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum       Proposed Maximum
 Title of Securities       Amount to be         Offering Price           Aggregate                 Amount of
   to be Registered       Registered (1)        Per Share (2)        Offering Price (2)     Registration Fee (1)(2)
   ----------------       --------------        -------------        ------------------     -----------------------
  Common Stock $.006
      par value           300,000 Shares           $6.4065               $1,921,950                 $507.39

(1) Represents additional shares of Common Stock issuable under the Nastech Pharmaceutical Company Inc. 2000 Nonqualified Stock Option Plan, as a result of the amendment of such plan to increase the number of shares issuable under such plan from 700,000 to 1,000,000. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Nastech Pharmaceutical Company Inc. 2000 Nonqualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, the proposed maximum offering price per share of such shares is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low sale prices per share of the Registrant's shares as reported on the Nasdaq National Market System on November 1, 2000.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Nastech Pharmaceutical Company Inc. 2000 Nonqualified Stock Option Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission ("SEC") are incorporated by reference in this registration statement:

o     Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

o Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000, respectively;

o Current Reports on Form 8-K (Commission File No. 0-13789) dated August 8, 2000, July 12, 2000, and February 22, 2000, respectively;

o Definitive Revised Proxy Statement dated May 15, 2000, for the Annual Meeting of stockholders held on June 20, 2000, including any documents incorporated by reference therein;

o The description of our common stock contained in the Form 8-A Registration Statement filed with the SEC on October 6, 1985, and any amendment or report filed for the purpose of updating those descriptions.

      All reports and other documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the issuance of securities being registered hereby has been passed upon for the Company by the Law Offices of Bruce R. Thaw, 45 Banfi Plaza, Farmingdale, NY 11735. Bruce R. Thaw is the General Counsel and a Director of the Company and owns 78,041 shares of the Company's Common Stock and has options to acquire 95,000 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Certificate of Incorporation provides that the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law shall be utilized to the fullest extent possible. Further, the Certificate of Incorporation contains provisions to eliminate the liability of our directors to the Company or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

      At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, is permitted to directors, officers or controlling persons of the Registrant, pursuant to any charge provision, by-law contract, arrangements statute, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8. EXHIBITS.

4.1   Specimen of Common Stock Certificate of Registrant (1)

4.2 Articles of Incorporation of Registrant, as amended and filed with the Secretary of State of Delaware on November 8, 1993 (1)

4.3   By-laws of Registrant (1)

4.4 Amended and Restated Nastech Pharmaceutical Company Inc. 2000 Nonqualified Stock Option Plan

4.5 Example of Amended and Restated Nonqualified Stock Option Grant Agreement intended to be used under the 2000 Nonqualified Stock Option Plan

5 Opinion of Counsel Bruce R. Thaw, Counsel to the Company, as to the legality of securities being registered

15    None

23A   Consent of Counsel Bruce R. Thaw, Counsel to the Company (included in
      Exhibit 5)

23B   Consent of KPMG LLP, Independent Auditors

24    Power of Attorney - See signature page

----------------------------

(1) Filed as an exhibit to the Registration Statement on Form SB-2 (File No. 33-70180) of the Registrant and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charge provision, by-law contract, arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hauppauge, New York on the 8th day of November, 2000.

         NASTECH PHARMACEUTICAL COMPANY INC.


         By:    /s/ Dr. Steven C. Quay
             ---------------------------------------
                DR. STEVEN C. QUAY, M.D., Chairman, President and
                Chief Executive Officer

KNOW ALL MEN BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Dr. Steven C. Quay and Bruce R. Thaw, Esq., and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, or subsequent registration statements related to the shares registered hereby and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on November 8, 2000:

       Signature                                                   Title
       ---------                                                   -----
     /s/ Steven C. Quay                         President, Chief Executive Officer and Chairman of
--------------------------------------------        the Board (Principal Executive Officer)
Steven C. Quay, M.D., Ph.D.

     /s/ Andrew Zinzi                           Chief Financial Officer
--------------------------------------------        (Principal Financial and Accounting Officer)
Andrew Zinzi

     /s/ Grant W. Denison                       Director
--------------------------------------------
Grant W. Denison

     /s/ Ian R. Ferrier                         Director
--------------------------------------------
Dr. Ian R. Ferrier

     /s/ Joel Girsky                            Director
--------------------------------------------
Joel Girsky

     /s/ Alvin Katz                             Director
--------------------------------------------
Alvin Katz

     /s/ John V. Pollock                        Director
--------------------------------------------
John V. Pollock

     /s/ Bruce R. Thaw                          Director
--------------------------------------------
Bruce R. Thaw

     /s/ Devin N. Wenig                         Director
--------------------------------------------
Devin N. Wenig